Exhibit 99.1

Royal Bancshares of Pennsylvania, Inc. Reports Profit for Full Year and Fourth Quarter 2015

Quality Loan and Core Deposit Growth, Margin Expansion Boost Earnings and Assets

Consistency in Profits Leads to First Recovery of Deferred Tax Asset Valuation Allowance

BALA CYNWYD, PA - - (Marketwired – February 2, 2016) - Royal Bancshares of Pennsylvania, Inc. (“Company”) (NASDAQ: RBPAA), parent company of Royal Bank America (“Royal Bank”), is pleased to report net income attributable to the Company of  $6.4 million, or $0.20 per diluted share, and $11.0 million, or $0.31 per diluted share, for the three and twelve months ended December 31, 2015, respectively.  This is compared to net income of $812 thousand, or $0.01 per diluted share, and $5.1 million, or $0.14 per diluted share, for the three and twelve months ended December 31, 2014, respectively.  During the fourth quarter of 2015, the Company reversed $5.4 million of the valuation allowance related to net deferred tax assets which contributed to a net tax benefit of $5.1 million.  This transaction positively affected both the fourth quarter and full year 2015 results.  Excluding the net tax benefit of $5.1 million, net income attributable to the Company was $1.3 million, or $0.03 per diluted share, for the three months ended December 31, 2015 and $5.9 million, or $0.14 per diluted share, for the full year 2015.

The partial reversal of the valuation allowance on net deferred tax assets was based on management’s judgment that it is more likely than not that a portion of the net deferred tax asset will be realized by the Company in the future. The Company has reported positive cumulative pre-tax earnings over the prior three year period ended December 31, 2015. These historical results in conjunction with management’s expectations of future projected taxable income comprise the positive evidence required to reverse a portion of the valuation allowance on net deferred tax assets.

Kevin Tylus, the Company's President and Chief Executive Officer, noted, "Solid loan and core deposit growth, coupled with the growth in sustainable earnings, have positively contributed to fourth quarter and full year 2015 results.  Our financial performance continues to allow us to expand the Royal Bank brand through our relationship based and private banking models.  Net loan growth in commercial, consumer, and leasing segments and more economical delivery channels, including a loan production office, are helping drive customer growth.  The Company’s ability to generate consistent earnings has led to the partial recovery of the valuation allowance on the deferred tax assets.  Our continued strong performance provides the ability to consider additional strategies that strengthen and expand the franchise.”

Highlights for the three months and year ended December 31, 2015 included:

Balance Sheet Growth:

•	At December 31, 2015, total assets were $788.3 million and grew $26.4 million, or 3.5%, from $761.9 million at September 30, 2015, and $55.7 million, or 7.6%, from $732.6 million at December 31, 2014.

•	Total loans were $499.1 million at December 31, 2015, an increase of $27.9 million, or 5.9%, from $471.2 million at September 30, 2015, and an increase of $84.0 million, or 20.2%, from $415.1 million at December 31, 2014. Current quarter increases were recognized in multiple loan portfolio segments.

•	Total deposits were $577.9 million at December 31, 2015, an increase of $24.1 million, or 4.4%, from $553.8 million at September 30, 2015, and an increase of $47.5 million, or 9.0%, from $530.4 million at December 31, 2014.

Asset Quality Trends:

•	The ratio of non-performing loans to total loans continues to show improvement and decreased to 1.10% from 2.36% at December 31, 2015 and 2014, respectively. Excluding tax liens, the ratio of non-performing loans to total loans was 0.88% and 1.99% at December 31, 2015 and 2014, respectively.

•	Non-performing loans of $5.5 million at December 31, 2015 decreased $4.3 million, or 44.0%, from $9.8 million at December 31, 2014.

•	The ratio of non-performing assets to total assets was 1.64% and 2.67% at December 31, 2015 and 2014, respectively. Excluding tax lien assets, the ratio of nonperforming assets to total assets was 0.59% and 1.19% at December 31, 2015 and 2014, respectively.

•	Non-performing assets of $12.9 million at December 31, 2015 decreased $6.7 million, or 34.0%, from December 31, 2014. The purposeful downsizing of the tax lien business, which is not core to Royal Bank’s overall strategy, has seen a planned reduction from a high of over $100 million in total tax lien assets in 2009 to approximately $14.0 million in total tax lien assets at December 31, 2015.

•	During the fourth quarter of 2015, the Company recorded a provision to the allowance for loan and lease losses of $634 thousand compared to a credit of $102 thousand for the fourth quarter of 2014. The 2015 provision was effected by the net charge-offs of $751 thousand recorded in the fourth quarter of 2015 related to non-accrual loans.

Income Statement and Other Highlights:

•	The return on average assets for the three months and year ended December 31, 2015 increased to 3.30% and 1.49%, respectively, compared to 0.44% and 0.70% for the three months and year ended December 31, 2014. The return on average assets for the three months ended December 31, 2015 was directly impacted by the $5.4 million reversal of a portion of the DTA valuation allowance. Excluding the net tax benefit of $5.1 million, the return on average assets was 0.65% and 0.79% for the three months and year ended December 31, 2015, respectively.

•	The return on average equity for the three months and year ended December 31, 2015 was 37.95% and 16.81%, respectively, compared to 5.09% and 9.05% for the three months and year ended December 31, 2014. The return on average assets for the three months ended December 31, 2015 was directly impacted by the $5.4 million reversal of a portion of the DTA valuation allowance. Excluding the net tax benefit of $5.1 million, the return on average equity was 7.51% and 8.95% for the three months and year ended December 31, 2015, respectively.

•	At December 31, 2015, the Company’s Tier 1 leverage and Total Risk Based Capital ratios were 12.4% and 18.6%, respectively, compared to 11.9% and 19.2%, respectively, at December 31, 2014. The Common Equity Tier 1 ratio was 9.4% at December 31, 2015.

•	Net interest income increased $539 thousand, or 9.6%, from $5.6 million for the three months ended December 31, 2014 to $6.2 million for the three months ended December 31, 2015. Net interest income increased $1.2 million, or 5.4%, from $22.3 million for the twelve months ended December 31, 2014 to $23.5 million for the twelve months ended December 31, 2015. The growth in the quarterly and year to date net interest income was primarily related to an increase in interest income and the average yields earned on average interest-earning assets.

•	The net interest margin grew to 3.36% for the fourth quarter of 2015 compared to 3.27% for the comparable period in 2014 and was 3.38% for the twelve months ended December 31, 2015 compared to 3.25% for the twelve months ended December 31, 2014. The increase in net interest margin was directly related to an increase in the yield on average interest-earning assets due to a change in the composition of such assets.

•	Non-interest income for the fourth quarter of 2015 was $1.2 million and increased $459 thousand, or 61.8%, from $743 thousand for the fourth quarter of 2014. The quarterly improvement in non-interest income was impacted by $324 thousand in gains on the sale of a Company owned building and a $201 thousand increase in net gains on the sale of investment securities.

•	Non-interest income was $4.0 million for 2015 and increased $497 thousand, or 14.1%, from $3.5 million for 2014. For 2015, net gains on the sales of investment securities, premises and equipment, and other real estate owned (“OREO”) grew $523 thousand, $217 thousand and $176 thousand, respectively, from their totals in the 2014 period. These increases were partially offset by a $232 thousand decline in the net gains on sales of loans and leases when compared to the 2014 period. During 2015, the Company sold lower earning investment securities to fund the loan growth, which included selling the majority of the corporate bonds in the investment portfolio.

•	Non-interest expense was $5.4 million for the quarter ended December 31, 2015 and decreased $709 thousand from $6.1 million for the comparable period in 2014. Included in non-interest expense for 2014 was a $402 thousand penalty on the pre-payment of $5.0 million in borrowings. There was no penalty or pre-payment in 2015. Additionally, for the fourth quarter of 2015, professional and legal fees declined $219 thousand.

•	Non-interest expense was relatively flat at $21.9 million for 2015 and 2014. In addition to the reduction of $402 thousand in the pre-payment penalty described previously, in 2015 the Company recognized declines of $467 thousand, $329 thousand and $167 thousand in professional and legal fees, FDIC and state assessments, and marketing and advertising, respectively, from the 2014 amounts. Mitigating these declines were increases of $464 thousand, $419 thousand, $299 thousand, and $277 thousand in OREO expenses and impairment, provision for unfunded loan commitments due to the growth in such commitments, occupancy and equipment costs, and employee salaries and benefits, respectively. The increase in OREO expenses was directly related to the properties from the tax lien portfolio.

•	As previously stated, during the fourth quarter of 2015, the Company reversed $5.4 million of the valuation allowance related to net deferred tax assets which contributed to a net tax benefit of $5.1 million. This transaction positively affected both the fourth quarter and full year 2015 results.

About Royal Bancshares of Pennsylvania, Inc.

Royal Bancshares of Pennsylvania, Inc., headquartered in Bala Cynwyd, Pennsylvania, is the parent company of Royal Bank America, which is headquartered in Narberth, Pennsylvania. Royal Bank serves growing small and middle market businesses, commercial real estate investors, consumers, and depositors principally in Montgomery, Delaware, Chester, Bucks, Philadelphia and Berks counties in Pennsylvania, central and southern New Jersey, and Delaware. Established in 1963, Royal Bank provides an array of financial products and services through a comprehensive suite of cash management services and thirteen branches and two loan production offices. More information on Royal Bancshares of Pennsylvania, Inc., Royal Bank America, and its subsidiaries can be found at www.royalbankamerica.com.

Forward-Looking Statements

The foregoing material may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties, and actual results could differ materially; therefore, readers should not place undue reliance on any forward-looking statements. Royal Bancshares of Pennsylvania, Inc. does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. For a discussion of the factors that could cause actual results to differ from the results discussed in any such forward-looking statements, see the filings made by Royal Bancshares of Pennsylvania, Inc. with the Securities and Exchange Commission, including its Annual Report — Form 10-K for the year ended December 31, 2014.

ROYAL BANCSHARES OF PENNSYLVANIA, INC.
CONSOLIDATED INCOME STATEMENTS
(Unaudited, dollars in thousands, except per share data)

	For the three months ended December 31,		For the years ended December 31,
	2015	2014	2015	2014
Interest income	$7,844	$7,233	$29,993	$28,784
Interest expense	1,686	1,614	6,484	6,484
Net interest income	6,158	5,619	23,509	22,300
Provision (credit) for loan and lease losses	634	(102)	(748)	(867)
Net interest income after provision	5,524	5,721	24,257	23,167
Non-interest income	1,202	743	4,032	3,535
Non-interest expense	5,427	6,136	21,904	21,864
Income before taxes	1,299	328	6,385	4,838
Income tax benefit	(5,139)	(654)	(5,139)	(654)
Net income	6,438	982	11,524	5,492
Less net income attributable to noncontrolling interest	31	170	531	382
Net income attributable to Royal Bancshares	$6,407	$812	$10,993	$5,110
Less Preferred stock Series A accumulated dividend and accretion	$434	$434	$1,721	$2,078

Net income to common shareholders	$5,973	$378	$9,272	$3,032

Income per common share – basic and diluted	$0.20	$0.01	$0.31	$0.14

SELECTED PERFORMANCE RATIOS:

	For the three months ended December 31,		For the years ended December 31,
	2015	2014	2015	2014
Return on Average Assets	3.3%	0.4%	1.5%	0.7%
Return on Average Equity	38.0%	5.1%	16.8%	9.0%
Average Equity to Average Assets	8.7%	8.7%	8.8%	7.7%
Book Value Per Share (at period end)	$1.77	$1.44	$1.77	$1.44

	At December 31,
Capital ratios (US GAAP):	2015	2014
Company Tier I Leverage	12.4%	11.9%
Company Total Risk Based Capital	18.6%	19.2%
Company Common Equity Tier 1	9.4%	NA

NON-GAAP MEASURES:
(Unaudited, dollars in thousands, except per share data)

	For the three months ended	For the year ended
	December 31, 2015
Net income attributable to Royal Bancshares	$6,407	$10,993
Less net tax benefit	5,139	5,139
Net income attributable to Royal Bancshares (non-GAAP)	$1,268	$5,854
Less Preferred stock Series A accumulated dividend and accretion	$434	$1,721
Net income to common shareholders (non-GAAP)	$834	$4,133
Income per common share – basic and diluted (non-GAAP)	$0.03	$0.14

Return on Average Assets	0.7%	0.8%
Return on Average Equity	7.5%	9.0%

ROYAL BANCSHARES OF PENNSYLVANIA, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	At December 31, 2015	At December 31, 2014
Cash and cash equivalents	$25,420	$30,790
Investment securities, at fair value	224,067	250,368
Other investment, at cost	2,250	2,250
Federal Home Loan Bank stock	2,545	2,622

Loans and leases
Commercial real estate	241,928	188,861
Construction and land development	47,984	45,662
Commercial and industrial	85,980	76,489
Residential real estate	51,588	42,992
Leases	64,341	51,583
Tax certificates	4,755	7,191
Consumer	2,527	2,354
Loans and leases	499,103	415,132
Allowance for loan and lease losses	(9,689)	(11,708)
Loans and leases, net	489,414	403,424
Bank owned life insurance	16,133	15,636
Premises and equipment, net	3,959	5,201
Other real estate owned, net	7,435	9,779
Accrued interest receivable	4,149	5,270
Other assets	12,911	7,213
Total Assets	$788,283	$732,553

Deposits	$577,892	$530,425
Borrowings	90,970	92,426
Other liabilities	21,349	21,322
Subordinated debentures	25,774	25,774
Royal Bancshares shareholders’ equity	71,904	62,219
Noncontrolling interest	394	387
Total Equity	72,298	62,606
Total Liabilities and Equity	$788,283	$732,553

ROYAL BANCSHARES OF PENNSYLVANIA, INC.
NET INTEREST INCOME AND MARGIN
(Unaudited, in thousands, except percentages)

	For the three months ended December 31, 2015			For the three months ended December 31, 2014
	Average Balance	Interest	Yield	Average Balance	Interest	Yield
Cash and cash equivalents	$14,542	$11	0.30%	$12,664	$6	0.19%
Investment securities	224,086	1,367	2.42%	258,745	1,581	2.42%
Loans	488,389	6,466	5.25%	411,213	5,646	5.45%
Total interest-earning assets	727,017	7,844	4.28%	682,622	7,233	4.20%
Non-interest earning assets	43,776			43,790
Total average assets	$770,793			$726,412
Interest-bearing deposits
NOW and money markets	$227,960	$207	0.36%	$205,471	$160	0.31%
Savings	45,627	68	0.59%	19,194	7	0.14%
Time deposits	209,153	735	1.39%	223,016	725	1.29%
Total interest-bearing deposits	482,740	1,010	0.83%	447,681	892	0.79%
Borrowings	116,815	676	2.30%	123,215	722	2.32%
Total interest-bearing liabilities	599,555	1,686	1.12%	570,896	1,614	1.12%
Non-interest bearing deposits	81,473			70,346
Other liabilities	22,792			21,866
Shareholders' equity	66,973			63,304
Total average liabilities and equity	$770,793			$726,412
Net interest income		$6,158			$5,619
Net interest margin			3.36%			3.27%

ROYAL BANCSHARES OF PENNSYLVANIA, INC.
NET INTEREST INCOME AND MARGIN
(Unaudited, in thousands, except percentages)

	For the year ended December 31, 2015			For the year ended December 31, 2014
	Average Balance	Interest	Yield	Average Balance	Interest	Yield
Cash and cash equivalents	$16,197	$32	0.20%	$9,897	$22	0.22%
Investment securities	228,779	5,617	2.46%	292,208	7,191	2.46%
Loans	450,094	24,344	5.41%	383,582	21,571	5.62%
Total interest-earning assets	695,070	29,993	4.32%	685,687	28,784	4.20%
Non-interest earning assets	44,851			45,558
Total average assets	$739,921			$731,245
Interest-bearing deposits
NOW and money markets	$211,271	$716	0.34%	$208,688	$653	0.31%
Savings	30,023	120	0.40%	18,765	31	0.17%
Time deposits	217,688	2,970	1.36%	228,754	2,920	1.28%
Total interest-bearing deposits	458,982	3,806	0.83%	456,207	3,604	0.79%
Borrowings	116,547	2,678	2.30%	128,628	2,880	2.24%
Total interest-bearing liabilities	575,529	6,484	1.13%	584,835	6,484	1.11%
Non-interest bearing deposits	77,052			66,221
Other liabilities	21,935			23,691
Shareholders' equity	65,405			56,498
Total average liabilities and equity	$739,921			$731,245
Net interest income		$23,509			$22,300
Net interest margin			3.38%			3.25%

ASSET QUALITY TRENDS
(Unaudited, in thousands, except percentages)

	At December 31, 2015	At December 31, 2014

Non-performing loans	$4,367	$8,113
Non-performing tax certificates	1,125	1,700
Total nonperforming loans	5,492	9,813

Other real estate owned-loans	220	349
Other real estate owned-tax certificates	7,215	9,430
Total other real estate owned	7,435	9,779
Total nonperforming assets	$12,927	$19,592

Ratio of non-performing loans to total loans	1.10%	2.36%
Ratio of non-performing assets to total assets	1.64%	2.67%
Ratio of allowance for loan and lease losses to total loans	1.94%	2.82%
Ratio of allowance for loan and lease losses to non-performing loans	176.42%	119.31%